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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Texas Regional Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Texas Regional Bancshares, Inc.

G. E. Roney	3900 North Tenth Street, 11th Floor
Chairman of the Board, President &	McAllen, Texas 78501
Chief Executive Officer

March 17, 2003

Dear Shareholder:

        You are cordially invited to attend the annual meeting of the shareholders to be held at 4:30 p.m. Monday, April 21, 2003 at the McAllen Country Club, 615 Wichita, McAllen, Texas.

        The notice of the meeting and proxy statement on the following pages details the formal business scheduled for discussion. The Texas Regional Bancshares, Inc. 2002 Annual Report is enclosed and provides you with material which reviews the financial results for the year 2002.

        In order for you to be represented at the annual shareholders' meeting, please complete, sign, date and return the enclosed proxy form promptly. The proxy form includes authority to vote all of your shares of Class A Voting Common Stock.

        By returning the completed proxy form, you are assured of representation. Should you attend the annual shareholders' meeting in McAllen, you retain the right to revoke your proxy and vote in person even though you have previously mailed the enclosed proxy form.

        Your directors, officers and employees join me in expressing our appreciation for your continued support.

Yours very truly,

G. E. Roney Chairman of the Board, President & Chief Executive Officer

Texas Regional Bancshares, Inc.

3900 North Tenth Street, 11th Floor
McALLEN, TEXAS 78501

NOTICE OF ANNUAL MEETING APRIL 21, 2003

        The annual meeting of shareholders of Texas Regional Bancshares, Inc. (the "Company") will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas on April 21, 2003 at 4:30 p.m. for the following purposes:

  1.
  To elect the members of the Board of Directors of the Company.

  2.
  To ratify the appointment of KPMG LLP to serve as the independent auditors for the Company for the year 2003.

  3.
  To transact such other business as may properly be brought before the meeting and any postponements or adjournments thereof.

        Stockholders of record of the Company's Class A Voting Common Stock at the close of business on February 24, 2003 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

        A copy of the Company's annual report containing financial data and a summary of operations for 2002 accompanies this notice.

By Order of the Board of Directors,

CAROLYN JOYNER First Vice President, Secretary &Treasurer

McAllen, Texas
March 17, 2003

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE
ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

Texas Regional Bancshares, Inc.

3900 North Tenth Street, 11th Floor
McALLEN, TEXAS 78501

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

        With this Proxy Statement, the Board of Directors of Texas Regional Bancshares, Inc. ("Texas Regional" or the "Company") is soliciting proxies (the "Proxies") for use at the 2003 annual meeting of the shareholders of the Company. The enclosed Notice of Annual Meeting describes the purposes for which the meeting has been called. The 2003 annual meeting will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas, on April 21, 2003 at 4:30 p.m. The proxies will be used at that meeting and at any and all postponements and adjournments of the meeting. The Company first mailed or delivered this Proxy Statement and the Proxies to the shareholders on or about March 17, 2003.

        Holders of record of the Company's Class A Voting Common Stock ("Common Stock") at the close of business on February 24, 2003 may cast one vote for each share held on each matter which comes before the meeting. Holders of a majority of the shares of Common Stock outstanding on February 24, 2003 must attend the meeting, either in person or by proxy, to constitute a quorum. Therefore, the presence, in person or proxy, of the holders of Common Stock representing at least 13,357,380 shares of Common Stock will be required to constitute a quorum. As of February 24, 2003, the Company had issued and outstanding 26,714,758 shares of Common Stock.

        The Company maintains its principal executive offices at 3900 North 10th Street, 11th Floor, McAllen, Texas 78501.

        Any shareholder of record entitled to vote at the annual meeting may revoke a proxy before it has been voted. To revoke a proxy, the shareholder should deliver to the Company either a written notice of revocation or a duly executed proxy bearing a later date or the shareholder may attend the meeting, revoke the proxy and vote in person. Attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

        A shareholder entitled to vote for the election of directors can vote for all of the director nominees or can withhold authority to vote for all or any one or more of the director nominees. Abstentions are included in the determination of the number of shares present and voting but are not counted for purposes of determining whether a proposal has been approved. Broker nonvotes are not included in the determination of the number of shares present and are not counted for purposes of determining whether a proposal has been approved.

        At the meeting, a majority of the shares of Common Stock represented at the meeting, in person or by proxy, may decide any question coming before the meeting, including election of directors and all other proposals for which proxies are solicited as described in this Proxy Statement.

        The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding soliciting materials to beneficial owners of stock held of record by such persons. Directors, officers or employees of the Company may solicit proxies personally or by further mailing, telephone, telegram or facsimile without additional compensation other than their regular compensation.

ITEM 1 — ELECTION OF DIRECTORS

        The Company anticipates that nine directors will be elected by the shareholders at the annual meeting. The Company's Nominating Committee has selected the nine persons named below as nominees for the Board of Directors. The proxy holders named in the proxies being solicited will vote for the election of the nine nominees named below, unless a shareholder withholds authorization to do so. The Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve. However, if any nominee is unable to serve or for good cause will not serve, the proxy holders may vote for the election of a substitute nominee in the exercise of their own judgment.

        Each person elected as a director will hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. The name and age of each nominee and the year in which each nominee became a director of the Company are set forth below:

Name	Principal Occupation (1)	Age	Director Since
Morris Atlas	Senior and Managing Partner, Atlas & Hall L.L.P.	76	1994
Frank N. Boggus	Chairman of the Board, Boggus Motor Company, Inc. and Boggus Motor Sales, Inc.	74	1983
Robert G. Farris	Chairman of the Board, Valley Transit Company	72	1985
C. Kenneth Landrum, M.D.	Gynecologist (Retired)	73	1994
David L. Lane	Chief Financial Officer, Wolff Companies	60	2002
Jack H. Mayfield, Jr.	Chairman of the Board, Goldston Oil Corporation	65	2002
G. E. Roney	Chairman of the Board, President and Chief Executive Officer, Texas Regional Bancshares, Inc. and Chairman of the Board, Chief Executive Officer and Trust Officer, Texas State Bank(2)	72	1985
Julie G. Uhlhorn	Chairman of the Board, Rio Grande Equipment Company Inc.	72	1983
Mario Max Yzaguirre	President of Hunt-Mexico, Inc.	42	2000

(1)
Each of the foregoing persons have been engaged in the principal occupation indicated for the past five years, except for Mr. Yzaguirre. Mr. Yzaguirre became the President of Hunt-Mexico, Inc. in March 2003. Previously, he was the Vice President of Mexico Business Development for Hunt Consolidated, Inc. from April 2002 to March 2003. He was Chairman of the Texas Public Utility Commission from June 2001 to January 2002, and President of Enron de Mexico from February 1997 to June 2001. Subsequent to Mr. Yzaguirre's departure, Enron Corp. and various affiliates of Enron Corp. (including one or more for which Mr. Yzaguirre served as an officer) filed petitions under the Federal bankruptcy law. The Company does not believe that the Enron-related bankruptcy filings are material to an evaluation of the ability or integrity of Mr. Yzaguirre or his qualification to serve as a director of the Company.

(2)
Subsidiary of the Company.

        All persons named above are directors of the Company at the present time. The only family relationships between directors, executive officers of the Company or persons nominated or chosen by the Company to become a director or executive officer are as follows:

          Douglas G. Bready, a Director and President of the McAllen location of Texas State Bank, is the son-in-law of G. E. Roney, the Chairman of the Board & Chief Executive Officer of the Company and Texas State Bank;

          Mark Voss, an Executive Vice President of Texas State Bank, is the stepson of G.E. Roney, the Chairman of the Board & Chief Executive Officer of the Company and Texas State Bank;

          Tudor G. Uhlhorn, a Director of Texas State Bank, is the son of Julie G. Uhlhorn, a member of the Board of Directors of the Company and Texas State Bank;

          Robert R. Farris, a Director of Texas State Bank, is the son of Robert G. Farris, a member of the Board of Directors of the Company and Texas State Bank; and

          Robert F. Boggus, a Director of Texas State Bank, is the son of Frank N. Boggus, a member of the Board of Directors of the Company and Texas State Bank.

        Jack Whetsel served as a director of the Company since 1985. Despite his continued interest in the operation and management of the Company, Mr. Whetsel has decided to retire from his service as a director of the Company and is not standing for re-election at the April 2003 Annual Meeting of the Company.

Board Meetings and Committees

        During 2002, the Board of Directors held twelve meetings and the committees described below each held the number of meetings indicated. Each director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which such director served.

        The Company has an Audit Committee, a Stock Option and Compensation Committee, an Executive Committee and a Nominating Committee. In addition, Company directors serve as Trustees of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (the "KSOP Plan").

        Audit Committee.    The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, selects and recommends to the Board of Directors the engagement of independent accountants, reviews the independence of the independent auditors and reviews the adequacy of the Company's internal controls. Messrs. Atlas, Boggus, Landrum, Lane, Yzaguirre and Mrs. Uhlhorn were members of the Audit Committee. The Audit Committee held four meetings in 2002. Upon the resignation of Mr. Atlas effective December 30, 2002 and Mr. Lane effective December 31, 2002, all members of the Audit Committee are independent (as independence is defined for purposes of the National Association of Securities Dealers listing standards).

        The formal report of the Audit Committee with respect to the year 2002 begins on page 14 herein.

        Stock Option and Compensation Committee.    During 2002, Messrs. Atlas, Boggus, Farris, Landrum, Lane, Mayfield, Whetsel, Yzaguirre and Mrs. Uhlhorn were members of the Stock Option and Compensation Committee, which recommends to the Board of Directors the compensation and stock options to be granted to the Company's officers. The Stock Option and Compensation Committee held five meetings during 2002. The Stock Option and Compensation Committee report with respect to the year 2002 begins on page 10 herein.

        Executive Committee.    The Executive Committee operates on a standby basis when it is impractical for the Board of Directors to meet or to act by consent in the absence of a meeting. Messrs. Atlas, Landrum, Roney and Whetsel are members of the committee, which is authorized to exercise the power and authority of the Board of Directors with respect to any and all matters related to the business and affairs of the Company, other than matters reserved by law or the Bylaws to the full Board of Directors. The Executive Committee did not hold any meetings in 2002.

        Nominating Committee.    The Nominating Committee recommends persons for election as directors of the Company, and makes recommendations to the Board of Directors regarding the structure and membership of the various committees of the Board of Directors, including the Nominating Committee itself. The Nominating Committee will consider nominees recommended by shareholders if such recommendations are made in writing to the Nominating Committee. Messrs. Boggus, Farris, Landrum, Mayfield, Yzaguirre and Mrs. Uhlhorn are members of the Nominating Committee.

        The Trustees of the KSOP Plan hold and invest the KSOP's assets. The Trustees held three meetings during 2002. The Trustees of the KSOP Plan are Messrs. Atlas, Boggus and Roney.

Compensation of Directors

        The Company pays directors and advisory directors $1,000 for each Texas Regional Board of Directors meeting and reimburses all directors for out-of-pocket expenses incurred in attending meetings. In addition, during 2002 the Company paid each non-management director a bonus of $1,000 for service as a director of the Company. Each director of the Company's subsidiary, Texas State Bank, which includes each director of Texas Regional, receives $900 for each Texas State Bank Board of Directors meeting. During 2002, each non-management director of Texas State Bank received a bonus of $1,000 for service as a director of the Bank. Mr. Roney also receives compensation from the Company as an executive officer of the Company and Texas State Bank, as indicated below.

EXECUTIVE OFFICERS

        The Company's executive officers are elected annually by the Board of Directors, each to serve a one-year term or until his or her successor is elected and qualified. The name, age, year each first became an executive officer and current position held at the Company by each executive officer are as follows:

Name	Age	Officer Since		Current Position
G. E. Roney	72	1985		Chairman of the Board, President & Chief Executive Officer
Paul S. Moxley	58	1999	(1)	Senior Executive Vice President
R. T. Pigott, Jr.	48	1998	(2)	Executive Vice President & Chief Financial Officer
Carolyn S. Joyner	53	2003		First Vice President, Secretary & Treasurer

(1)
Mr. Moxley has served as President and Secretary of the Board for the Company's subsidiary, Texas State Bank, since 1986.

(2)
Prior to joining the Company in December 1998, Mr. Pigott was Vice President and Chief Financial Officer of Autobond Acceptance Corporation from April 1997 to August 1998 and served as Executive Vice President & Chief Financial Officer of Franklin Federal Bancorp. and its predecessors from May 1985 to January 1997.

        The Company's subsidiary, Texas State Bank, has the following senior executive officers. The name, age, year each first became an officer and current position held at Texas State Bank are as follows:

Name	Age	Officer Since		Current Position
G. E. Roney	72	1985		Chairman of the Board, Chief Executive Officer & Trust Officer
Paul S. Moxley	58	1986		President & Secretary of the Board
Danny L. Buttery	55	1985	(3)	President—Harlingen location
Douglas G. Bready	47	1985		President—McAllen location

(3)
Includes service before and since the merger of Harlingen State Bank into Texas State Bank.

COMPENSATION COMMITTEE INTERLOCKS

        Prior to June 1994, Frank N. Boggus served as President of the Company and currently serves on the Stock Option and Compensation Committee. However, Mr. Boggus is not now, nor was he at the time of his service as an officer, an employee of the Company. Mr. Boggus does not receive compensation from the Company or Texas State Bank (the "Bank") other than director fees and outside director bonuses as indicated above.

EXECUTIVE COMPENSATION

Cash Compensation

        The following table sets forth compensation information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company.

Long-Term Compensation
Annual Compensation
Name and Principal Position				Number of Stock Options Granted (2)	All Other Compensation (3)
	Year	Salary (1)	Bonus
G. E. Roney Chairman of the Board, President & Chief Executive Officer of the Company and Chairman of the Board, Chief Executive Officer & Trust Officer of the Bank	2002 2001 2000	$794,553 759,836 710,879	$150,000 100,000 70,000	52,500 16,500 0	$105,422 122,344 93,620
Paul S. Moxley Senior Executive Vice President of the Company and President & Secretary of the Board of Directors of the Bank	2002 2001 2000	265,524 251,270 230,665	30,000 25,000 10,000	9,000 13,200 0	7,203 4,057 5,775
Douglas G. Bready President of the Bank's McAllen location	2002 2001 2000	214,279 203,089 190,873	16,140 15,000 7,500	7,200 9,900 0	7,203 4,482 6,200
Danny L. Buttery President of the Bank's Harlingen location	2002 2001 2000	213,800 206,233 195,612	13,126 6,000 5,000	6,000 7,260 0	5,203 2,782 4,500
Frank A. Kavanagh Executive Vice President of the Bank	2002 2001 2000	211,467 211,233 205,600	8,438 4,000 3,500	4,500 7,260 0	7,203 4,482 6,200

(1)
Includes wages, automobile allowances and director fees.

(2)
Restated to retroactively give effect to the three-for-two stock split declared and distributed by the Company during second quarter 2002, effected as a 50% stock dividend.

(3)
Includes the Company's optional and matching contribution for each listed executive officer under the KSOP Plan. KSOP Plan contributions are based upon the lesser of the amounts set forth in the table above or the maximum allowable under the KSOP Plan. In addition, with regard to Mr. Roney, the amount indicated includes $98,219 accrued during 2002, $117,862 accrued during 2001, and $87,420 accrued during 2000 pursuant to the Deferred Compensation Plan adopted by the Company for the benefit of Mr. Roney, described in the Report of the Compensation Committee.

Option Grants

        The following table sets forth information concerning stock options granted during 2002 to the executive officers named above.

	Options Granted in Last Fiscal Year
	Individual Grants (1)
					Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted (2)
		% of Total Options Granted to Employees
			Exercise Price Per Share (2)	Expiration Date
Name					5%	10%
G.E. Roney	52,500	17.64%	$31.10666	5/31/2012	$1,023,400	$2,591,050
Paul S. Moxley	9,000	3.02	31.10666	5/31/2012	175,440	444,180
Douglas G. Bready	7,200	2.42	31.10666	5/31/2012	140,352	355,344
Danny L. Buttery	6,000	2.02	31.10666	5/31/2012	116,960	296,120
Frank A. Kavanagh	4,500	1.51	31.10666	5/31/2012	87,720	222,090

(1)
The options to purchase one-fourth of the shares listed for Messrs. Buttery, Kavanagh and Bready are exercisable commencing on August 1, 2002 and an additional one-fourth of the options are exercisable beginning August lst of each year thereafter. The options to purchase the shares listed for Mr. Roney are exercisable as follows: 9,375 shares on August 1, 2002, 9,375 shares on August 1, 2003, 9,712 shares on August 1, 2004, 12,589 shares on August 1, 2005, 3,214 shares each year on August 1, 2006, 2007, and 2008 and 1,807 shares on August 1, 2009. The options to purchase the shares listed for Mr. Moxley are exercisable as follows: 1,996 shares each year on August 1, 2002, 2003 and 2004 and 3,012 shares on August 1, 2005.

(2)
Adjusted for three-for-two stock split declared and distributed in June 2002 and effected as a 50% stock dividend.

(3)
The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates. The 5% and 10% rates of growth are for illustrative purposes only as required by the Securities and Exchange Commission. They are not intended to forecast the future price of the Company's Common Stock.

Option Exercises and Values at Year-End 2002

        The following table sets forth as to each of the named executive officers information with respect to option exercises during 2002 and the status of their options on December 31, 2002.

	Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
			Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End (2)
		Value Realized (Market Price at Exercise Less Exercise Price)
Name	Shares Acquired on Exercise (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
G.E. Roney	0	$0	140,824	51,704	$2,002,386	$306,656
Paul S. Moxley	6,600	241,728	25,098	13,604	345,356	119,857
Douglas G. Bready	4,322	100,114	16,730	10,350	224,388	90,544
Danny L. Buttery	4,950	171,248	19,982	8,130	278,430	68,794
Frank A. Kavanagh	9,980	118,959	9,628	7,004	126,964	63,801

(1)
The shares acquired on exercise by Mr. Kavanagh was after the options available under each stock option plan was adjusted for the three-for-two stock split declared and distributed in June 2002. Shares acquired on exercise by Mr. Moxley, Mr. Buttery and Mr. Bready were prior to the three-for-two stock split.

(2)
Calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $35.541, the closing price per share for the Common Stock as reported on the NASDAQ National Market System on December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information about the Company's Common Stock that may be issued upon the exercise of options:

Plan Category	A	B	C
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	743,246	$25.27	87,530
Equity compensation plans not approved by security holders	0	0	0

Total	743,246	$25.27	87,530

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

        The Board of Directors set the close of business on February 24, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the 2003 annual meeting (the "Record Date"). On the Record Date, there were 26,714,758 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting. Neither the Company's Articles of Incorporation nor its Bylaws provide for cumulative voting rights. A nominee for a director position must receive the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting to be elected.

        The following table sets forth certain information regarding the ownership of the Company's voting securities as of the Record Date, except as otherwise noted, by each shareholder who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities. The table also includes information regarding ownership by each director and each executive officer named in the Cash Compensation Table and all executive officers and directors as a group.

        The number of shares of Common Stock beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the indicated shareholders have sole voting and investment power over the number of shares shown.

	Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Morris Atlas	173,485	(1)	0.65%
Frank N. Boggus	314,286	(2)	1.18
Douglas G. Bready	59,537	(3)	0.22
Danny L. Buttery	63,027	(4)	0.24
Robert G. Farris	110,917	(5)	0.42
C. Kenneth Landrum, M.D.	199,863	(6)	0.75
David L. Lane	33,967	(7)	0.13
Jack H. Mayfield, Jr.	443,213	(8)	1.66
Paul S. Moxley	204,659	(9)	0.77
G. E. Roney 3900 North Tenth Street,11th Floor McAllen, Texas 78501	2,191,512	(10)	8.20
Julie G. Uhlhorn	307,984	(11)	1.15
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	1,458,685	(12)	5.46
Jack Whetsel	329,785	(13)	1.23
Mario Max Yzaguirre	9,322		0.03
All officers and directors as a group (13 persons)	4,072,122	(14)	15.24

(1)
The total includes 4,950 shares held by Mr. Atlas' wife.

(2)
The total includes 259,222 shares owned by four companies controlled by Mr. Boggus.

(3)
The total includes 7,500 shares held by Mr. Bready's wife, 1,366 shares held by an independent trustee for Mr. Bready's IRA, 1,068 shares held by an independent trustee for Mr. Bready's wife's IRA, 150 shares held in his son's name, 29,986 shares allocated to Mr. Bready's account as a participant in the KSOP Plan and 6,750 shares Mr. Bready has the right to acquire within 60 days through the exercise of options. Not included in the total are 10,350 shares, which represents options granted during 2002 and 2001, that are not presently exercisable by Mr. Bready.

(4)
The total includes 40,120 shares allocated to Mr. Buttery's account as a participant in the KSOP Plan and 10,002 shares Mr. Buttery has the right to acquire within 60 days through the exercise of options. Not included in the total are 8,130 shares, which represents options granted during 2002 and 2001, that are not presently exercisable by Mr. Buttery.

(5)
The total includes 5,899 share held by Mr. Farris' wife. Mr. Farris disclaims beneficial ownership of his wife's shares.

(6)
The total includes 41,887 shares held by family trusts for the benefit of Dr. Landrum, 16,050 shares held by a trust for Dr. Landrum's pension plan, 5,445 shares held in a charitable trust where Dr. Landrum acts as trustee and 132,406 shares held by Dr. Landrum's wife. Dr. Landrum disclaims ownership of his wife's shares.

(7)
The total includes 2,661 shares held pursuant to the Holdback Escrow Agreement dated February 22, 2002 and entered into by Texas Regional, Riverway Holding, Inc. and the Texas State Bank Trust Department.

(8)
The total includes 78,266 shares held in charitable trusts where Mr. Mayfield act as trustee, 182,608 shares owned by four companies controlled by Mr. Mayfield, 70,909 shares held by an independent trustee for Mr. Mayfield's IRA and 76,701 shares held in a trust for the benefit of Mr. Mayfield's wife. The total also includes the following shares held pursuant to the Holdback Escrow Agreement dated February 22, 2002 and entered into by Texas Regional, Riverway Holdings, Inc. and the Texas State Bank Trust Department: 6,654 shares held in a charitable trust where Mr. Mayfield acts as trustee, 15,525 shares held by four companies controlled by Mr. Mayfield, 6,029 shares held by an independent trustee for the benefit of Mr. Mayfield's IRA, and 6,527 shares held in trust for the benefit of Mr. Mayfield's wife.

(9)
The total includes 1,003 shares held by Mr. Moxley's wife, 45,748 shares allocated to Mr. Moxley's account as a participant in the KSOP Plan, 123,145 shares held by trusts at Texas State Bank for which Mr. Moxley, Mr. Roney, Mr. Whetsel and Mrs. Uhlhorn serve as trustees along with other individuals who are not directors of the Company, but in which Mr. Moxley has no interest as a beneficiary and 8,596 shares Mr. Moxley has the right to acquire within 60 days through the exercise of options. Not included in the total are 13,604 shares, which represents options granted during 2002 and 2001, that are not presently exercisable by Mr. Moxley.

(10)
The total includes 182,782 shares held by Mr. Roney's wife, 7,425 shares held by a trust for the benefit of Mr. Roney's wife, 115,720 shares held by trusts at Texas State Bank for which Mr. Roney, Mr. Moxley, Mr. Whetsel and Mrs. Uhlhorn serve as trustees along with other individuals who are not directors of the Company, but in which Mr. Roney has no interest as a beneficiary, 19,513 shares held by a company partly owned by Mr. Roney, 120,202 shares allocated to Mr. Roney's account as a participant in the KSOP Plan and 140,824 shares Mr. Roney has the right to acquire within 60 days through the exercise of options. Not included in the total are 51,704 shares, which represents options granted during 2002 and 2001, that are not presently exercisable by Mr. Roney.

(11)
The total includes 66,864 shares which represent Mrs. Uhlhorn's beneficial interest in a trust, 66,463 shares held by a partnership owned 30% by Mrs. Uhlhorn and 123,145 shares held by trusts at Texas State Bank for which Mrs. Uhlhorn, Mr. Roney, Mr. Moxley and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company, but in which Mrs. Uhlhorn has no interest as a beneficiary.

(12)
Represents number of shares as of December 31, 2002 according to Schedule 13G filed by T. Rowe Price Associates, Inc.

(13)
The total includes 123,145 shares held by trusts at Texas State Bank for which Mr. Whetsel, Mr. Moxley, Mrs. Uhlhorn and Mr. Roney serve as trustees along with other individuals who are not directors of the Company but in which Mr. Whetsel has no interest as a beneficiary, 91,440 shares held in a trust for the benefit of Mr. Whetsel and 115,200 shares held in a trust for the benefit of Mr. Whetsel's wife.

(14)
The total includes 3,036,740 shares as to which directors and officers have sole voting power, 1,035,382 shares as to which they have shared voting power, 2,759,484 shares as to which they have sole investment power and 1,312,638 shares as to which they have shared investment power. In addition, included in this total are 166,172 shares the officers have a right to acquire within 60 days through the exercise of stock options.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

        This Report of the Stock Option and Compensation Committee of the Board of Directors of Texas Regional Bancshares, Inc. (the "Compensation Committee" or "Committee") describes the basis upon which the Committee has made recommendations concerning the 2002 compensation payable to the officers of the Company and its wholly-owned subsidiary, Texas State Bank. It has been the duty of the Compensation Committee to consider the compensation of all officers, including the officers named in the compensation tables contained in the Proxy Statement included with the Notice of Annual Meeting of Shareholders of the Company scheduled for April 2003. During 2002, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and by the Board of Directors of the Company's wholly owned subsidiary, Texas State Bank.

Compensation Philosophy

        The Compensation Committee seeks to make compensation decisions based on long-term growth and performance objectives of the Company. As in prior years, the Compensation Committee during 2002 emphasized the Company's growth in total assets and book value, and the earnings of the Company, in its consideration of compensation decisions.

        For 2002, as in recent prior years, the compensation program has been based on the following principles:

  •
  The Company recognizes that a competitive pay program helps attract and retain quality personnel and the Company is committed to being competitive in its compensation programs. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other financial institutions, particularly banks and bank holding companies, in the markets served by the Company. From time to time the Company modifies pay parameters based on this review.

  •
  The Company makes salary adjustments and other compensation awards to officers and other key management personnel upon a combination of performance company-wide, performance of the business unit for which they are responsible and individual performance. Among the performance standards reviewed in 2002 were sustained growth objectives and an ability to maximize profitability of individual business units, or contain costs within those units. For officers for whom community relationships are significant, the Company also considers the activities undertaken by those officers and the sense of the Board members of the community perceptions of the officers. Those officers with supervisory authority have also been evaluated, and compensation in part determined, on their ability to interact both with persons who work for them and persons who work with them. In each case, the performance criteria are subjective and therefore the compensation decisions are not based upon a mathematical application of performance criteria.

  •
  The Company also considers the success of the organization as a whole in matters relative to compensation of individual officers. At those times when the organization's profitability and growth are strong, the Company believes that the officers and other employees of the organization should be entitled to compensation adjustments as a result of the availability of resources which they helped create.

        In the Company's ongoing evaluation program, senior officers set objectives and goals for junior officers and other employees reporting to them, evaluate the employees and officers on performance, and compare the results to the performance of others in the Company. Managers, including the Chief Executive Officer, review the results of individual officers and employees, and consider other evaluation information in making recommendations to the Compensation Committee as to compensation for the officers of the Company and the Bank. The Committee considered these evaluations and recommendations for purposes of the Committee's compensation recommendations to the Board of Directors of each of the Company and Texas State Bank. The Committee also made a separate recommendation for the compensation of the Chief Executive Officer based in part on the evaluation of the Chief Executive Officer made by the Board of Directors. In 2002, the recommendations of the Compensation Committee were accepted by the Board of Directors and the Bank.

        In evaluating compensation, the Company is aware of the limitations on deductibility of compensation paid to highly compensated persons as imposed by Internal Revenue Code section 162(m). While the Company does not at this time have any executive officer within the range of compensation for which limitations are imposed by that provision, the Compensation Committee's policy is to review the impact of section 162(m), and the requirements imposed on performance-based compensation described in that section, in the context of any qualifying compensation that may be proposed to be paid in the future.

Compensation Program Components

        The Compensation Committee regularly reviews the Company's compensation programs to ensure that the components of the compensation program will allow the Company to successfully attract and retain key employees. The compensation program components available to the employees of the Company are:

  Base Salary.  Base salary levels are largely determined based upon comparison with peer group members as well as potential competitors and other companies which might seek to employ officers and employees of the Company. Actual salaries are based upon individual performance contributions in accordance with the compensation philosophy of the Company.

  Bonuses.  The officers of the Company in 2002 participated in a performance-based bonus as a component of their compensation. Each officer's bonus is based on the over-all profitability of the Company and the profit center for which a particular officer is responsible. Among the factors considered in awarding bonuses are growth of deposits, profitability, containment of costs, and other factors the Company considers important.

  Employee Stock Ownership Program.  The Committee believes that participation in the employee stock ownership program of the Company encourages the officers and other employees of the Company to work toward the long-term goals and objectives of the Company. Decisions relative to contributions to the employee stock ownership program are made annually, with the aggregate amount based on a resolution of the Board of Directors, with individual allocations based on a formula. Any participant in the Plan who was employed by the Company as of December 31, 2002 and credited with at least 1,000 hours of service was eligible to participate in contributions to the Plan for 2002.

  Stock Options.  The Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize shareholder returns. The Committee recommended that stock options be granted to encourage management to help the Company achieve its objectives of long-term growth in shareholder value. Accordingly, during 2002, the Committee recommended, and the Board of Directors granted, stock options to purchase an aggregate of 297,583 shares of the Company's Common Stock to an aggregate of 91 employees during 2002. Options granted in 2002 were granted pursuant to the Texas Regional Bancshares, Inc. 2002 Incentive Stock Option Plan and the 2002 Nonstatutory Stock Option Plan approved by the shareholders at the annual meeting of shareholders in 2002. In addition, some of the options were granted from options available from plans approved by the shareholders in prior years.

  Deferred Compensation Plan.  In 1993, the Company adopted a Deferred Compensation Plan for the Company's Chief Executive Officer, Glen E. Roney. The Deferred Compensation Plan provides for a retirement benefit payable to Mr. Roney (or his designated beneficiary or his estate if Mr. Roney dies prior to payment of the full amount of deferred compensation) of $100,000 per year commencing October 29, 2002, and continuing annually thereafter for fourteen years. In the event payments are to commence after October 30, 2002, the Company shall pay to Mr. Roney on the Late Retirement Date a lump sum equal to the amount of money that would have been paid to him had payments commenced on October 30, 2002 (the "Catch-Up Amount"), and in addition, the Company shall pay to Mr. Roney $100,000 per year commencing on October 30 of the year next following the Late Retirement Date and continuing regularly on the same calendar day of each year thereafter, (including the Catch-Up Amount and all other payments) the aggregate sum of $1,500,000; and on the Late Retirement Date, the Company shall pay Mr. Roney an amount intended to compensate for his lost earnings potential on the Catch-Up Amount. If Mr. Roney dies prior to commencement of the retirement benefit, payments would commence immediately and be paid to his designated beneficiary or his estate. The Company also adopted the Trust under Glen E. Roney Deferred Compensation Plan, in the form prescribed by applicable regulations adopted by the Internal Revenue Service for nonqualified deferred compensation plans. Among other things, the Plan and Trust provide for an initial deposit into the Trust by the Company and subsequent deposits at the discretion of the Board of Directors, and further provide for full funding of the amount necessary to discharge the retirement benefit in the event of a change of control, as that term is defined in the Trust. Since Mr. Roney did not retire on October 29, 2002, payments will be based on a Late Retirement Date. During 2002, the Company accrued $98,219 for the Deferred Compensation Plan.

Discussion of Chief Executive Officer Compensation

        The Compensation Committee reviewed compensation of the Chief Executive Officer of the Company for fiscal year 2002 in connection with his individual performance for the Company. The following were some of the qualitative and quantitative measures for the Company's performance considered by the Committee in making recommendations for the Chief Executive Officer's compensation:

  •
  Continued growth of the Company and the corresponding growth in the Chief Executive Officer's responsibility for the Company.

  •
  Profitability of the Company and its subsidiary and the capital of the Company and its subsidiary in relation to regulatory guidelines.

  •
  The ability of the Company and its senior management to work cooperatively with regulatory authorities, and the morale of personnel in the organization.

  •
  Perception of the Compensation Committee as to the acceptance of the organization in the community.

        Specifically, in making compensation recommendations for the Chief Executive Officer for compensation payable during 2002, the Compensation Committee considered the increase in the market value per share of the Company's Class A Voting Common Stock from $25.23 at December 31, 2001 (adjusted for the three-for-two stock split declared and paid during second quarter 2002), to $35.54 at December 31, 2002. This represents an increase of over 40% in the market price of the stock during 2002. In addition, net income for the year ended December 31, 2001, of $39.4 million, or $1.62 per diluted common share increased to $53.8 million, or $2.05 per diluted common share for the year ended December 31, 2002. The critical role of the chief executive officer as spokesperson for the Company in the public market was also considered.

        The Compensation Committee also reviewed the base salary and bonus for the Chief Executive Officer in the context of the compensation packages available for executives of similar-sized financial institutions, and the Committee considered the significant dependence of the organization on the continued involvement of the Chief Executive Officer with the organization, and the need to treat the Chief Executive Officer fairly in light of the responsibilities he has undertaken for the growth and development of the organization.

Stock Option and Compensation Committee of the Board of Directors of Texas Regional Bancshares, Inc.
Morris Atlas, Chairman Frank N. Boggus Robert G. Farris C. Kenneth Landrum, M.D. David L. Lane Jack H. Mayfield, Jr. Julie G. Uhlhorn Jack Whetsel Mario Max Yzaguirre

Audit Committee Report

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

        The Audit Committee of the Board of Directors consists of the four directors whose names appear below. Each member of the Audit Committee is "independent" as defined in the National Association of Securities Dealers, Inc.'s listing standards.

        The Audit Committee's general role as an audit committee is to assist the Board of Directors in overseeing the Company's financial reporting process and related matters. The Audit Committee has adopted a written charter, a copy of which was included in the Company's Proxy Statement dated March 19, 2001 for its Annual Meeting of Shareholders held on April 23, 2001.

        The Audit Committee has reviewed and discussed with the Company's management and KPMG LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the year ended December 31, 2002.

        The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards ("SAS") 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP such independent auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by KPMG LLP is compatible with maintaining their independence.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission.

        This report is submitted on behalf of the Audit Committee.

C. Kenneth Landrum., M.D., Chairman Frank N. Boggus Julie G. Uhlhorn Mario Max Yzaguirre

March 11, 2003

Principal Firm Fees

        The following table sets forth the aggregate fees billed to Texas Regional Bancshares, Inc. for the year ended December 31, 2002 by the Company's principal accounting firm, KPMG LLP.

Audit Fees, excluding audit related	$257,901
Financial Information Systems Design and Implementation Fees	0
All Other Fees
Audit-related fees(1)	$104,572
Other non-audit services(2)	176,376
Total All Other Fees	$280,948

(1)
Audit-related fees consisted principally of the audit of the Company's KSOP Plan, audit of the Company's broker-dealer subsidiary and SAS 70 report for the Company's data center.

(2)
Other non-audit services consisted principally of review and tax opinions regarding prospective business combinations provided in connection with filings made under the Securities Exchange Act of 1933.

        The Audit Committee has considered whether the provision of services covered in billings included under "All Other Fees" listed above is compatible with maintaining the principal auditors' independence. The Audit Committee has concluded that the provisions of such non-audit services would not jeopardize the independence of KPMG LLP as the Company's independent auditors.

PERFORMANCE GRAPH

        The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to Keefe, Bruyette & Woods (KBW) 50 Bank Index for the last five years. The KBW 50 Bank Index is composed of the nation's top fifty banking companies and was introduced by KWB in 1993. It includes all money-center and most major regional banks and is designed to be representative of the price performance of the nation's largest banks. The graph assumes $100 invested on December 31, 1997 and quarterly reinvestment of dividends.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        During 2002 as in prior years, Company officers and directors and their related parties have had banking transactions with Texas State Bank. All such transactions have been in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing for comparable transactions with others, and have not included more than the normal risk of collectibility or other unfavorable features.

        Texas State Bank, along with other banks in the Rio Grande Valley, sells credit life insurance for Texas State Life Reinsurance, Ltd. G.E. Roney, Chairman of the Board and Chief Executive Officer of the Company, owns thirty-three percent of Texas State Life Reinsurance, Ltd. Texas State Bank received $259,591 in commission fee income from the insurance company for the year ended December 31, 2002.

        Mr. Morris Atlas, a Director of the Company, is a partner in the law firm of Atlas & Hall L.L.P. His firm received fees for legal services rendered to the Company and its subsidiary during 2002 in the amount of $664,206, which exceeded 5% of his firm's gross revenues for 2002.

        On March 12, 2002, the Company entered into an agreement with a company affiliated with David L. Lane, a Director of the Company, to purchase approximately 2.6 acres of land for $1.6 million. The property was purchased for a future branch location. The sale closed on May 28, 2002.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Based solely upon a review of Forms 3, 4 and 5 (and amendments) furnished to the Company during 2002 and in 2003 through the date of this Proxy Statement, and written representations from reporting persons that no Form 5 was required, the Company believes that no officer or director, with the exception of Frank N. Boggus, has failed to report transactions in the Company's securities on a timely basis. Frank N. Boggus sold 1,500 shares of the Company stock on January 2, 2001 and 1,325 shares on June 12, 2001. The Form 4 reporting the sales was forwarded to the SEC on September 16, 2002 as soon as the error was discovered.

ITEM 2 — RATIFICATION OF INDEPENDENT AUDITORS

        The Company has appointed KPMG LLP as its independent auditors to perform the audit of the Company's consolidated financial statements for fiscal year 2003. KPMG LLP has audited the Company's consolidated financial statements since 1988. Services provided to the Company by KPMG LLP in fiscal 2002 have included the audit of the Company's consolidated financial statements, limited reviews of the Company's quarterly reports, audit of the financial statements of the Company's KSOP Plan and KSOP Trust, review of the Company's data center operations and consultation on various tax and accounting issues, including rendering of tax opinions in connection with acquisitions.

        The Board of Directors expects that representatives of KPMG LLP will be present at the annual meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent auditors for 2003.

        In the event the shareholders do not ratify the appointment of KPMG LLP as the principal auditors of the Company, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Shareholders interested in submitting a proposal for inclusion in the Company's proxy materials for the 2004 Annual Meeting of Shareholders must submit the proposal to the Company no later than

October 27, 2003. Any shareholder proposal must comply with applicable requirements of the Securities and Exchange Commission.

OTHER BUSINESS

        By execution of the proxy, each shareholder also confers discretionary authority to vote on matters incident to the conduct of the meeting. It is anticipated that approval of the minutes of the 2002 Annual Meeting of the Shareholders will be considered, although approval of the minutes will not constitute approval or disapproval of the matters referred to in the minutes.

        The Board of Directors does not know of any other matters likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, the enclosed proxy grants authority to vote on the matter in accordance with the judgment of the persons voting the proxy.

FORM 10-K

        Upon written request, the Company will furnish, without charge, a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002, to each person whose proxy is being solicited. Applicable rules require that Form 10-K, which includes the consolidated financial statements, be filed by the Company with the Securities and Exchange Commission. Requests for copies of the Company's annual report on Form 10-K must be in writing and should be directed to Janie S. Moran, Controller & Assistant Secretary, Texas Regional Bancshares, Inc., P.O. Box 5910, McAllen, Texas 78502-5910.

By Order of the Board of Directors,

CAROLYN JOYNER First Vice President, Secretary & Treasurer

March 17, 2003

Proxy — Texas Regional Bancshares, Inc.

This Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Shareholders to be Held on April 21, 2003

The undersigned hereby appoints Frank N. Boggus, G. E. Roney and Jack H. Mayfield, Jr., and each of them, as the lawful agents and Proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below and on the reverse side hereof, all the shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc. held of record by the undersigned on February 24, 2003 at the Annual Meeting of Shareholders of Texas Regional Bancshares, Inc. to be held at 615 Wichita, McAllen, Texas on April 21, 2003 at 4:30 p.m., or any adjournment or postponement thereof.

By execution, this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgement.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the Shareholder, the proxy will be voted "FOR" the proposals set forth on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

TEXAS REGIONAL BANCSHARES, INC.	000000 0000000000 0 0000
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5	C 1234567890 J N T
ADD 6
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.
			For	Withhold				For	Withhold				For	Withhold
01	-	Morris Atlas	☐	☐	05	-	David L. Lane	☐	☐	09	-	Mario Max Yzaguirre	☐	☐
02	-	Frank N. Boggus	☐	☐	06	-	Jack H. Mayfield, Jr.	☐	☐
03	-	Robert G. Farris	☐	☐	07	-	G. E. Roney	☐	☐
04	-	C. Kenneth Landrum, M.D.	☐	☐	08	-	Julie G. Uhlhorn	☐	☐
B Issues
The Board of Directors recommends a vote FOR the following proposal.
	For	Against	Abstain
Ratify the appointment of KPMG LLP to serve as independent auditors for the year 2003.	☐	☐	☐	The undersigned hereby revokes all previous proxies relating to the shares of Class A Voting Common Stock covered hereby and confirms all power and authority that this Proxy may grant (and that said persons named as proxies herein may have) by virtue hereof.
C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This proxy must be signed exactly as the names appear hereon. Executor, administrator, trustee, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

QuickLinks

ITEM 1 — ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS
EXECUTIVE COMPENSATION
STOCK OWNERSHIP OF MANAGEMENT AND OTHERS
STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
Audit Committee Report
Principal Firm Fees
PERFORMANCE GRAPH
TRANSACTIONS WITH MANAGEMENT AND OTHERS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
ITEM 2 — RATIFICATION OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER BUSINESS
FORM 10-K